Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS

(UNAUDITED)

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$247,124	$107,346	$396,648	$319,036
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	197,525	130,896	367,007	304,492
Selling, general and administrative expenses (excludes depreciation and amortization)	63,529	46,426	112,896	99,557
Corporate expenses (excludes depreciation and amortization)	5,420	6,163	14,774	14,857
Depreciation and amortization	21,934	20,150	42,231	40,506
Other operating expense (income), net	(1,290)	3,180	(55)	5,520
Operating loss	(39,994)	(99,469)	(140,205)	(145,896)
Interest expense, net	(5,982)	(2,806)	(12,124)	(5,389)
Other income (expense), net	2,264	(3,077)	10,116	(20,533)
Loss before income taxes	(43,712)	(105,352)	(142,213)	(171,818)
Income tax benefit (expense)	(774)	813	1,355	(6,628)
Consolidated net loss	(44,486)	(104,539)	(140,858)	(178,446)
Less amount attributable to noncontrolling interest	—	—	—	3
Net loss attributable to the Company	$(44,486)	$(104,539)	$(140,858)	$(178,449)